                  Consent of Independent Auditors


We consent to the use of our report dated January 21, 1998 (except Note 24, as to which the date is February 22, 1998) in this Annual Report (Form 10-K) of Magna Group, Inc. for the year ended December 31, 1997.

We also consent to the incorporation by reference into each registration statement listed below of our report dated January 21, 1998 (except Note 24, as to which the date is February 22, 1998) with respect to the consolidated financial statements of Magna Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

Form          Number
----          ------
S-8         333-02123        Magna Group, Inc. Amended and Restated 1996 Directors'
                               Stock Option Plan
S-8         333-02125        Magna Group, Inc. Amended and Restated 1996 Long Term
                               Performance Plan
S-8         33-59087         The Magna Group, Inc. Employee Stock Purchase Plan
S-3         333-26849        The Magna Group, Inc. 1997 Dividend Reinvestment and Stock
                               Purchase Plan
S-8         2-98250          Magna Group, Inc. Savings and Stock Investment Plan
S-8         33-61460         Magna Group, Inc. Amended and Restated 1992 Long Term
                               Performance Plan
S-8         33-61464         Magna Group, Inc. Amended and Restated Directors' Stock
                               Option Plan
S-8         33-24297         Magna Group, Inc. 1987 Stock Option Plan
S-8         33-47010         Landmark Bancshares Corporation 1982 Capital Accumulation
                               Plan and 1986 Nonqualified Stock Option Plan

                                       /s/ Ernst & Young, LLP


St. Louis, Missouri
March 17, 1998